Exhibit No. 99.1
Birner Dental Management Services, Inc.
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
May 13, 2010

BIRNER DENTAL MANAGEMENT SERVICES, INC.
ANNOUNCES REVENUE UP 7.8% FOR THE FIRST QUARTER 2010

DENVER, COLORADO, May 13, 2010.  Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH® dental practices, announced results for the quarter ended March 31, 2010. For the quarter ended March 31, 2010, revenue increased $1.2 million, or 7.8%, to $16.5 million. The Company’s earnings before interest, taxes, depreciation, amortization and non-cash expense associated with stock-based compensation (“Adjusted EBITDA”) decreased $153,000, or 7.6%, to $1.9 million. Net income for the quarter ended March 31, 2010 decreased $143,000, or 21.1%, to $534,000 compared to $677,000 for the same period of 2009. Earnings per share decreased 21.9%, to $.28 for the quarter ended March 31, 2010 compared to $.36 for the quarter ended March 31, 2009.

The increase in revenue of $1.2 million for the quarter ended March 31, 2010 is primarily attributable to three offices that were acquired during the fourth quarter 2009 and one de novo office in the Albuquerque, New Mexico market that was opened in February 2010.  These four new offices accounted for an additional $1.1 million in revenue.

Adjusted EBITDA and net income decreased in the 2010 quarter as a result of $162,000 of incremental expenses associated with the long-term incentive program adopted in June 2009, $110,000 of additional advertising and marketing expenses as a result of television and radio advertising programs implemented in February 2010 and $63,000 of incremental legal and accounting expenses related to responding to Securities and Exchange Commission comments pertaining to the Company’s Form 10-K for the year ended December 31, 2008.  Also negatively affecting Adjusted  EBITDA and net income was an anticipated $55,000 loss at the de novo office opened in February 2010 due to the “start-up” expenses associated with the opening of a de novo office.  The Company expects this office to be break-even to profitable in the second quarter of 2010.

During the first quarter of 2010, the Company had capital expenditures of $626,000, purchased 10,760 shares of its Common Stock for approximately $174,000 and paid out approximately $316,000 in dividends to its shareholders. During the first quarter of 2010, bank debt decreased approximately $596,000, which reduced total debt outstanding to $4.7 million at March 31, 2010.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona.  The Company currently manages 65 dental offices, of which 38 were acquired and 27 were de novo developments.  The Company currently has 125 dentists.  The Company operates its dental offices under the PERFECT TEETH® name.

Effective May 14, 2010, the Company will close two underperforming offices in the Phoenix, Arizona market and will consolidate the patients with other Perfect Teeth offices in the area.  These two offices had combined revenue of approximately $400,000 in 2009.  The Company has no current plans to close any other offices in the Phoenix, Arizona market and remains committed to continuing to develop the Tucson, Arizona market.

The Company previously announced it would conduct a conference call to review results for the quarter ended March 31, 2010 on Thursday, May 13, 2010 at 9:00 a.m. MT. In addition to current operating results, the teleconference may include discussion of management’s expectations of future financial and operating results. To participate in this conference call, dial in to 1-800-344-6491 and refer to Confirmation Code 4666445 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on May 13, the rebroadcast number is 1-888-203-1112 with the pass code of 4666445. This rebroadcast will be available through May 27, 2010.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. The non-GAAP financial measure included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies.  Please see the last page of this release for more information on the reconciliation of Adjusted EBITDA to GAAP measures.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company’s growth prospects and performance in 2010 and other future periods, results at the de novo office opened in February 2010 and plans for the Phoenix and Tucson, Arizona markets. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements.  These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Quarters Ended
	March 31,
	2009		2010

REVENUE:	$15,341,714		$16,533,619

DIRECT EXPENSES:
Clinical salaries and benefits	8,877,748		9,541,026
Dental supplies	539,149		588,769
Laboratory fees	637,962		719,058
Occupancy	1,213,926		1,348,000
Advertising and marketing	84,932		194,993
Depreciation and amortization	617,610		614,612
General and administrative	1,161,960		1,330,547
	13,133,287		14,337,005

Contribution from dental offices	2,208,427		2,196,614

CORPORATE EXPENSES:
General and administrative	975,189	(1)	1,184,167	(1)
Depreciation and amortization	22,389		21,624

OPERATING INCOME	1,210,849		990,823
Interest expense, net	42,415		53,356

INCOME BEFORE INCOME TAXES	1,168,434		937,467
Income tax expense	491,408		403,111

NET INCOME	$677,026		$534,356

Net income per share of Common Stock - Basic	$0.36		$0.29

Net income per share of Common Stock - Diluted	$0.36		$0.28

Cash dividends per share of Common Stock	$0.17		$0.20

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	1,860,320		1,867,908

Diluted	1,883,528		1,903,853

(1)
Corporate expense - general and administrative includes $164,178 of stock-based compensation expense pursuant to ASC Topic 718 for the quarter ended March 31, 2009 and $150,329 of stock-based compensation expense pursuant to ASC Topic 718 and $84,349 related to a long-term incentive program for the quarter ended March 31, 2010.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
ASSETS	2009	2010
	**	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$779,622	$946,920
Accounts receivable, net of allowance for doubtful
accounts of $371,762 and $349,756, respectively	3,124,160	3,555,323
Deferred tax asset	195,170	195,170
Prepaid expenses and other assets	433,222	885,034

Total current assets	4,532,174	5,582,447

PROPERTY AND EQUIPMENT, net	3,532,011	3,746,518

OTHER NONCURRENT ASSETS:
Intangible assets, net	12,842,285	12,617,197
Deferred charges and other assets	153,734	153,784
Notes receivable	191,557	183,955

Total assets	$21,251,761	$22,283,901

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,934,468	$2,241,491
Accrued expenses	1,716,395	1,809,770
Accrued payroll and related expenses	1,795,968	2,700,679
Income taxes payable	267,160	470,273
Current maturities of long-term debt	920,000	920,000

Total current liabilities	6,633,991	8,142,213

LONG-TERM LIABILITIES:
Deferred tax liability, net	526,036	526,035
Long-term debt, net of current maturities	4,362,024	3,765,899
Other long-term obligations	2,112,395	2,102,171

Total liabilities	13,634,446	14,536,318

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized;
1,858,135 and 1,864,732 shares issued and outstanding, respectively	164,255	128,901
Retained earnings	7,475,212	7,636,222
Accumulated other comprehensive loss	(22,152)	(17,540)

Total shareholders' equity	7,617,315	7,747,583

Total liabilities and shareholders' equity	$21,251,761	$22,283,901

** Derived from the Company’s audited consolidated balance sheet at December 31, 2009.

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle (“GAAP”) measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company’s ability to meet future debt service, capital expenditures and working capital requirements. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding depreciation and amortization expense - Offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net and income tax expense to net income as in the table below.

	Quarters
	Ended March 31,
	2009	2010
RECONCILIATION OF ADJUSTED EBITDA:
Net income	$677,026	$534,356
Add back:
Depreciation and amortization - Offices	617,610	614,612
Depreciation and amortization - Corporate	22,389	21,624
Stock-based compensation expense	164,178	234,677
Interest expense, net	42,415	53,356
Income tax expense	491,408	403,111

Adjusted EBITDA	$2,015,026	$1,861,736